UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2023 (April 19, 2023)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2023, AMC Networks Inc. (“AMC Networks”) entered into Amendment No. 2 (“Amendment No. 2”) to the Second Amended and Restated Credit Agreement, dated as of July 28, 2017, as amended by that certain Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of February 8, 2021 (as amended by Amendment No. 2, the “Credit Agreement”), by and among AMC Networks and its subsidiary, AMC Network Entertainment LLC (“AMC Network Entertainment”), as the initial borrowers (the “Borrowers”), certain of AMC Networks’ subsidiaries, as restricted subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Amendment No. 2 (i) reduced the aggregate principal amount of the revolving loan commitments under the Credit Agreement from $500,000,000 to $400,000,000, (ii) replaced the interest rate based on London Interbank Offered Rate (“LIBOR”) and related LIBOR-based mechanics applicable to borrowings under the Credit Agreement with an interest rate based on the Secured Overnight Financing Rate (“SOFR”) and related SOFR-based mechanics, (iii) increased AMC Networks’ ability to incur additional debt in the future to provide additional flexibility for future financings, including increasing the amount of the incremental debt basket to the greater of $1.2 billion and the amount that would not cause a senior secured leverage ratio to exceed 3.00 to 1.00 on a pro forma basis and (iv) made certain other modifications to the Credit Agreement.

Amendment No. 2 has been filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of Amendment No. 2 contained herein is qualified in its entirety by reference to Amendment No. 2, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1
Amendment No. 2, dated as of April 19, 2023, to the Second Amended and Restated Credit Agreement, dated as of July 28, 2017, as amended by that certain Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of February 8, 2021, by and among AMC Networks and its subsidiary, AMC Network Entertainment LLC, as the initial borrowers, certain of AMC Networks’ subsidiaries, as restricted subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	April 24, 2023	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary